As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1691173 (I.R.S. Employer Identification Number)
50 Hampshire Street
Cambridge, Massachusetts 02139
(617) 315-2255
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melanie Nallicheri
Chief Executive Officer
50 Hampshire Street
Cambridge, Massachusetts 02139
(617) 315-2255
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William D. Collins
Marianne Sarrazin
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement is declared effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429
We are filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the Securities Act). The prospectus is a combined prospectus relating to:
(i)
the resale by the selling securityholders named herein of up to 131,652,219 shares of Common Stock, which shares are newly registered pursuant to this registration statement; and

(ii)
(a)   the issuance by us of up to 19,733,333 shares of our common stock, $0.0001 par value per share (Common Stock), which consists of (1) up to 8,693,333 shares of Common Stock that are issuable upon the exercise of 8,693,333 warrants (the Placement Warrants) originally issued in a private placement in connection with our initial public offering by the holders thereof and (2) up to 11,040,000 shares of Common Stock that are issuable upon the exercise of 11,040,000 warrants (the Public Warrants and, together with the Placement Warrants, the Warrants) originally issued in our initial public offering by the holders thereof;

(b)   the resale by the selling securityholders named herein of up to 209,267,414 shares of Common Stock (including up to 8,693,333 shares of Common Stock that may be issued upon exercise of the Placement Warrants); and
(c)   the resale by the selling securityholders named herein of up to 8,693,333 Placement Warrants, all of which were previously registered by the Registration Statement on Form S-1 (File No. 333-261786) originally filed with the SEC on December 20, 2021 and subsequently declared effective, as amended and/or supplemented (the Prior Registration Statement).
Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-3, upon effectiveness, will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION — DATED February 23, 2023
PRELIMINARY PROSPECTUS
Up to 340,919,633 Shares of Common Stock
Up to 19,733,333 Shares of Common Stock Issuable Upon
Exercise of Warrants
Up to 8,693,333 Warrants
This prospectus relates to the issuance by us of an aggregate of up to 19,733,333 shares of our common stock, $0.0001 par value per share (Common Stock), which consists of (i) up to 8,693,333 shares of Common Stock that are issuable upon the exercise of 8,693,333 warrants (the Placement Warrants) originally issued in a private placement in connection with our initial public offering of by the holders thereof and (ii) up to 11,040,000 shares of Common Stock that are issuable upon the exercise of 11,040,000 warrants (the Public Warrants and, together with the Placement Warrants, the Warrants) originally issued in our initial public offering by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the Selling Securityholders) of (i) up to 340,919,633 shares of Common Stock (including up to 8,693,333 shares of Common Stock that may be issued upon exercise of the Placement Warrants) and (ii) up to 8,693,333 Placement Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
The Common Stock and Public Warrants are listed on The Nasdaq Global Market (Nasdaq) under the symbols “EQRX” and “EQRXW,” respectively. On February 22, 2023, the closing price of the Common Stock was $2.18 and the closing price for the Public Warrants was $0.23.
See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “EQRx,” “we,” “us,” “our,” “Combined Entity” and similar terms refer to EQRx, Inc. (formerly known as CM Life Sciences III, Inc.) and its consolidated subsidiaries (including Legacy EQRx). References to “CMLS” refer to our predecessor company prior to the consummation of the Merger.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under this prospectus, the Selling Securityholders may, from time to time, sell the securities offered by them described in this combined prospectus (which includes (i) up to 131,652,219 shares of Common Stock registered pursuant to this registration statement on Form S-3 of which this combined prospectus forms a part, (ii) up to 209,267,414 shares of Common Stock (including up to 8,693,333 shares of Common Stock that may be issued upon exercise of the Placement Warrants) registered on the Prior Registration Statement, (iii) and up to 8,693,333 Placement Warrants registered on the Prior Registration Statement).
This prospectus also relates to the issuance by us of up to 19,733,333 shares of Common Stock, which consists of (i) up to 8,693,333 shares of Common Stock that are issuable upon the exercise of 8,693,333 warrants (the Placement Warrants) originally issued in a private placement in connection with our initial public offering by the holders thereof and (ii) up to 11,040,000 shares of Common Stock that are issuable upon the exercise of 11,040,000 warrants (the Public Warrants and, together with the Placement Warrants, the Warrants) originally issued in our initial public offering by the holders thereof, all of which were registered on the Prior Registration Statement.
We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment filed with the SEC. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, or any information we have incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.
For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
On the Closing Date, CM Life Sciences III Inc., a Delaware corporation, consummated the previously announced business combination pursuant to the terms of the Merger Agreement, by and among CMLS, Clover III Merger Sub Inc., a Delaware corporation (Merger Sub) and Legacy EQRx.
Pursuant to the terms of the Merger Agreement, a business combination between CMLS and Legacy EQRx was effected through the merger of Merger Sub with and into Legacy EQRx, with Legacy EQRx surviving as the post-merger company and as a wholly owned subsidiary of CMLS. On the Closing Date, the registrant changed its name from CM Life Sciences III Inc. to EQRx, Inc. (the Combined Entity).
In this prospectus, unless otherwise stated or the context otherwise requires:
•
“Board” means the board of directors of EQRx.

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“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

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“Bylaws” means the Amended and Restated Bylaws of EQRx, Inc.

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“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of EQRx, Inc.

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“Closing Date” means December 17, 2021.

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“CMLS” or “CMLS III” means CM Life Sciences III Inc., a Delaware corporation, which was renamed “EQRx, Inc.” on the Closing Date.

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“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

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“DGCL” means the General Corporation Law of the State of Delaware, as amended.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Founder Shares” means the Common Stock purchased by our Initial Stockholders.

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“Initial Stockholders” means the Sponsor, Amy Abernethy, Christian Henry, Kwame Owusu-Kesse, Chad Robins and Harlan Robins.

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“IPO” means our initial public offering that was consummated on April 9, 2021.

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“Legacy EQRx” means EQRx International, Inc. (f/k/a EQRx, Inc.), a Delaware corporation, and a wholly-owned subsidiary of the Company.

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“Merger” means the merger of Merger Sub with and into Legacy EQRx, with Legacy EQRx continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, in accordance with the terms of the Merger Agreement.

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“Merger Agreement” means the Agreement and Plan of Merger, dated August 5, 2021, as amended on September 21, 2021 and October 28, 2021 and as it may further be amended or supplemented from time to time, by and among CMLS, Merger Sub and Legacy EQRx.

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“PIPE Financing” means such agreements that CMLS III entered into with investors to subscribe for and purchase an aggregate of 120.0 million shares of Common Stock in connection with the Business Combination.

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“Placement Warrants” means 8,693,333 warrants to purchase shares of Common Stock issued to the Sponsor in the private placement. Each Placement Warrant entitles the holder thereof to purchase one share of Common Stock for $11.50 per share.

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“Prior Registration Statement” that certain Registration Statement on Form S-1 (File No. 333-261786) originally filed with the SEC on December 20, 2021 and subsequently declared effective, as amended and/or supplemented.

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“Public Warrants” means warrants underlying the units issued in our IPO. Each Public Warrant entitles the holder thereof to purchase one share of Common Stock for $11.50 per share.

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“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

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“Sponsor” means CMLS Holdings III LLC.

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“Subscription Agreements” means that certain subscription agreements entered into by CMLS III with certain institutional investors (the PIPE Investors) in connection with the Business Combination.

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“Warrants” means any of the Placement Warrants and the Public Warrants.

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“Warrant Agreement” means that certain Warrant Agreement, dated April 6, 2021, between CMLS and Continental Stock Transfer & Trust Company, as the warrant agent.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, statements about:
•
our ability to adapt our initial commercial and pricing models, plans and strategies to the U.S. regulatory environment, and its impact on our ability to develop, maintain and leverage our commercialization strategy;

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additional clinical trials for our pipeline candidates and the effect on our pricing and commercialization strategy;

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our mission, commercial model and pricing strategy;

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the success, costs and timing of our product development activities;

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our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations on any approved product;

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our ability to locate and acquire complementary products or product candidates and integrate those into our business;

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our ability to maintain our existing or enter into additional license agreements;

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our ability to maintain our existing or enter into additional drug engineering collaborations;

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our ability to maintain our existing or enter into additional manufacturing agreements;

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our ability to compete with other companies currently marketing or engaged in the development of innovative drug candidates, many of which have greater financial and marketing resources than we do;

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the size and growth potential of the markets for our products, and our ability to serve those markets, either alone or in partnership with others;

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changes in applicable laws or regulations;

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our ability to raise capital in the future;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our financial performance;

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our ability to compete effectively in a competitive industry;

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our ability to protect and enhance our corporate reputation and brand;

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expectations concerning our relationships and actions with third parties;

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potential liquidity and trading of our securities;

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our ability to attract and retain qualified directors, officers, employees and other key personnel;

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our ability to realize the anticipated benefits from the Business Combination (as defined below), which may be affected by, among other things, the costs of the Business Combination, competition and our ability to grow and manage growth profitably and retain our key employees; and

•
the impact of the ongoing COVID-19 pandemic, along with any other health pandemics or global events, such as the Russian invasion of Ukraine.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors,” in our periodic filings with the SEC, and any such documents incorporated by reference. Our SEC filings are available publicly on the SEC’s website. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement or such document incorporated by reference. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY
Overview
We are a new type of pharmaceutical company committed to developing and expanding access to innovative medicines for some of the most prevalent disease areas, including cancer and immune-inflammatory conditions. Launched in January 2020, we are leveraging cutting-edge science, technology and strategic partnerships with stakeholders from across the healthcare system toward the goal of increasing access for patients around the world.
Today, we have more than 10 programs in our pipeline including clinical, preclinical and drug engineering targets for the treatment of oncology and immune-inflammatory conditions. We will continue to evaluate opportunities to add to our pipeline by in-licensing additional programs, leveraging our drug engineering collaborations and exploring combination partnerships. Select late-stage programs, each in-licensed in 2020, include: aumolertinib (EQ143), a third-generation epidermal growth factor receptor (EGFR) inhibitor; lerociclib (EQ132), a cyclin-dependent kinase (CDK) 4/6 inhibitor; and sugemalimab (EQ165, also known as CS1001), an anti-programmed death-ligand 1 (PD-L1) antibody.
We are in ongoing discussions with regulatory authorities in several geographies. Our marketing authorization applications for aumolertinib for the first-line (1L) treatment of adult patients with locally advanced or metastatic non-small cell lung cancer (NSCLC) with activating EGFR mutations and those with locally advanced or metastatic EGFR T790M mutation-positive NSCLC were accepted for review by the United Kingdom’s Medicines and Healthcare products Regulatory Agency (MHRA) for a Great Britain license in June 2022 and by the European Medicines Agency (EMA) for a European Union-wide license in December 2022. Our marketing authorization applications for sugemalimab in combination with chemotherapy for the 1L treatment of adult patients with metastatic NSCLC were accepted for review by the MHRA for a Great Britain license in December 2022 and by the EMA for a European Union-wide license in February 2023. Based on discussions with the the U.S. Food and Drug Administration (FDA), in November 2022 and February 2023, we determined not to seek U.S. regulatory approval for sugemalimab in Stage IV NSCLC or in ENKTL, respectively.
Summary of Risks Associated with Our Business
Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” following this prospectus summary. These risks include the following, among others:
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We do not have any products approved for commercial sale and have not generated any revenue to date, and so may never become profitable.

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We may not be successful in adapting our initial commercial and pricing models, plans and strategies to accommodate the U.S. regulatory environment.

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Our initial commercial and pricing models are untested, and even with the planned adaptation of our models, plans and strategies and initial regulatory filings ex-United States, we may never be successful or generate sufficient revenue to lead to profitability.

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We recently determined not to seek regulatory approval in the United States for sugemalimab in Stage IV non-small cell lung cancer (NSCLC) or in extranodal NK/T-cell lymphoma (ENKTL), and we may make similar decisions for other indications, other markets, and/or our other pipeline candidates, which will impact the revenues we may generate from our pipeline candidates when and if approved.

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In jurisdictions in which regulators do not solely accept data from our license partners from other countries but instead require additional data generated from additional preclinical studies and clinical trials as a basis for regulatory approvals (such as the U.S. Food and Drug Administration (FDA)), we will incur additional costs and experience delays in completing, or ultimately be unable to complete, the development of such product candidate; we may also choose not to pursue development for certain indications in that market given the potential increased costs or delays, or impact on our ability to complete the development of such product candidate (such as our decisions not to seek FDA approval of sugemalimab in Stage IV NSCLC and ENKTL).
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Drug development is a lengthy, expensive and uncertain process. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of a product candidate. Even if we achieve positive clinical trial results, there is no guarantee that our product candidates will be approved. Our competitors may also obtain FDA or other regulatory approval for their products sooner than we may obtain approval for ours and for multiple indications in parallel, which could require us to undertake additional trials and also result in our competitors establishing a strong market position before we or our collaborators are able to enter the market. If we experience delays in obtaining data from our license partners, their other licensees or other collaborators, or other relevant third parties, or we experience delays or difficulties in the initiation or enrollment of our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

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We have never successfully completed the regulatory approval process for any of our product candidates, and we may be unable to do so for any product candidates. Even if we are successful in obtaining regulatory approval in one indication or jurisdiction for a product candidate, it does not guarantee that we will be able to obtain pricing approval in such jurisdiction, that our products will be broadly adopted in such jurisdiction, or that we will be able to obtain regulatory approval in any other indication or jurisdiction. Further, even if we receive regulatory approval for any of our current or future product candidates, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

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We may adopt market-based pricing for other product candidates beyond aumolertinib and lerociclib in the United States, and may need to abandon our initial mission to develop and deliver innovative medicines to patients at lower prices.

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We may be unsuccessful in achieving broad market awareness and acceptance or changing prescribing or purchasing habits of healthcare system participants or keeping up to date with recent developments in the medical field regarding treatment options.

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We may be unable to continue to attract, acquire and retain third-party collaborators, particularly as we adapt our initial commercial and pricing models, plans and strategies, or we may fail to do so in an effective manner. Our collaborations with third parties are also subject to certain risks.

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Our financial projections are subject to significant risks, assumptions, estimates and uncertainties, and our actual results may differ materially.

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Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

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If we (or our collaboration and license partners, as applicable) are unable to obtain and maintain patent and other intellectual property protection for our technology and product candidates, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and drugs similar or identical to ours, and our ability to successfully commercialize our technology and drugs may be impaired.

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Our failure to manage growth effectively could cause our business to suffer and have an adverse effect on our ability to execute our business strategy, as well as on our operating results and financial condition.

Corporate Information
The mailing address for our principal executive office is 50 Hampshire Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 315-2255. Our website address is https://eqrx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING
Issuance of Common Stock
Shares of Common Stock Offered by us
Up to 19,733,333 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 8,693,333 shares of Common Stock that are issuable upon the exercise of 8,693,333 Placement Warrants by the holders thereof; and (ii) up to 11,040,000 shares of Common Stock that are issuable upon the exercise of up to 11,040,000 Public Warrants.
Shares of Common Stock Outstanding Prior to Exercise of All Warrants
488,549,210 shares (as of December 31, 2022).
Shares of Common Stock Outstanding Assuming Exercise of All Warrants
508,282,500 shares (based on total shares outstanding as of December 31, 2022).
Exercise Price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $226.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section entitled “Use of Proceeds.”
Resale of Common Stock and Warrants
Shares of Common Stock Offered by the Selling Securityholders
340,919,633 shares of Common Stock (including up to 8,693,333 shares of Common Stock that may be issued upon exercise of the Placement Warrants)
Warrants Offered by the Selling Securityholders
8,693,333 Placement Warrants.
Redemption
The Warrants are redeemable in certain circumstances. See the section entitled “Description of Securities — Warrants” for further discussion.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.
Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.
Market for Common Stock and Warrants
The Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “EQRX” and “EQRXW,” respectively.
Risk Factors
See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. When determining whether to invest, you should also refer to the other information in this prospectus and the documents incorporated by reference, including our financial statements and the related notes thereto, and the other financial information concerning us included elsewhere in this prospectus. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $226.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING SECURITYHOLDERS
Certain of the Selling Securityholders acquired the shares of Common Stock and Placement Warrants from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with our IPO and in connection with the Merger. Pursuant to the Registration Rights Agreement signed April 6, 2021, which was amended and restated at the closing of the Merger (the Amended and Restated Registration Rights Agreement), the Subscription Agreements and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Placement Warrants (and the shares of Common Stock that may be issued upon exercise of the Placement Warrants), and (ii) the shares of Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements and the Merger Agreement.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of the Closing Date regarding the ownership of Common Stock and Warrants by the Selling Securityholders. The shares of Common Stock owned and being offered by the Selling Securityholders assumes the exercise in full of all outstanding options or Warrants held by such Selling Securityholder. A Selling Securityholder may have sold or transferred some or all of the Common Stock indicated below with respect to such Selling Securityholder and may in the future sell or transfer some or all of the Common Stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The applicable percentage ownership of Common Stock is based on approximately 488,549,210 shares of Common Stock outstanding as of December 31, 2022. Information with respect to shares of Common Stock and Placement Warrants owned after the offering assumes the sale of all of the shares of Common Stock and Placement Warrants offered hereby and no other purchases or sales of Common Stock or Placement Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Placement Warrants, as applicable.
Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer. Up to 11,039,957 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.
Except as noted by footnote, the business address of each of the stockholders is c/o EQRx, Inc. 50 Hampshire Street, Cambridge, Massachusetts 02139.
	Number of Shares of Common Stock Owned Prior to Offering	Warrants Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Common Stock Owned After the Offered Shares of Common Stock are Sold		Warrants Owned After the Offered Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
Entities affiliated with FMR LLC(1)	6,450,000	—	6,450,000	—	—	—	—	—
Entities affiliated with Corvex Management LP(2)	5,250,000	—	5,250,000	—	—	—	—	—
Chimetech Holding Ltd(3)	19,750,000	—	17,500,000	—	2,250,000	*	—	—
Entities affiliated with BVF Inc.(4)	1,500,000	—	1,500,000	—	—	—	—	—

	Number of Shares of Common Stock Owned Prior to Offering	Warrants Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Common Stock Owned After the Offered Shares of Common Stock are Sold		Warrants Owned After the Offered Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
California Physicians’ Service d/b/a Blue Shield of California(5)	500,000	—	500,000	—	—	—	—	—
Entities affiliated with Arboretum Group, LLC(6)	50,000	—	50,000	—	—	—	—	—
Ziff Capital Healthcare Ventures-QHEQ, LLC(7)	2,000,000	—	2,000,000	—	—	—	—	—
WuXi Biologics Healthcare Venture(8)	3,000,000	—	3,000,000	—	—	—	—	—
Entities affiliated with T. Rowe Price Associates, Inc.(9)	1,000,000	—	1,000,000	—	—	—	—	—
Naya 1740 Fund Limited(10)	171,750	—	171,750	—	—	—	—	—
Quantum Partners LP(11)	188,750	—	188,750	—	—	—	—	—
Nayawood LP(12)	271,000	—	271,000	—	—	—	—	—
Naya Master Fund LP(13)	1,390,000	—	1,390,000	—	—	—	—	—
Naya Coldwater Master Fund Limited(14)	478,500	—	478,500	—	—	—	—	—
Entities affiliated with Franklin Advisors, Inc.(15)	2,000,000	—	2,000,000	—	—	—	—	—
Entities affiliated with Bain Capital, LP(16)	2,000,000	—	2,000,000	—	—	—	—	—
ALJ Health Care & Life Sciences Direct Investment Company Limited(17)	3,000,000	—	3,000,000	—	—	—	—	—
TBC 222 LLC(18)	300,000	—	300,000	—	—	—	—	—
Rock Springs Capital Master Fund LP(19)	1,000,000	—	1,000,000	—	—	—	—	—
Entities affiliated with Avidity Partners Management (GP) LLC(20)	1,000,000	—	1,000,000	—	—	—	—	—
Intermountain Ventures Fund, LLC(21)	200,000	—	200,000	—	—	—	—	—
Invus Public Equities, L.P.(22)	4,000,000	—	4,000,000	—	—	—	—	—
LYFE Capital Fund III (Phoenix), L.P.(23)	750,000	—	750,000	—	—	—	—	—
Entities affiliated with ARCH Venture Partners.(24)	36,335,375	—	36,335,375	—	—	—	—	—

	Number of Shares of Common Stock Owned Prior to Offering	Warrants Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Common Stock Owned After the Offered Shares of Common Stock are Sold		Warrants Owned After the Offered Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
Entities affiliated with GV 2019, L.P.(25)	47,252,687	—	47,252,687	—	—	—	—	—
Entities affiliated with Andreessen Horowitz(26)	53,064,157	—	53,064,157	—	—	—	—	—
Napean Trading and Investment Company (Singapore) Private Limited(27)	1,500,000	—	1,500,000	—	—	—	—	—
MMF LT, LLC(28)	500,000	—	500,000	—	—	—	—	—
Soros Capital LP(29)	1,334,316	373,356	750,000	—	584,316	*	373,356	*
President and Fellows of Harvard College(30)	750,000	—	750,000	—	—	—	—	—
SB Northstar LP(31)	43,976,000	800,000	41,250,000	—	2,726,000	*	800,000	*
Boxer Capital, LLC(32)	1,000,000	—	1,000,000	—	—	—	—	—
Verily Life Sciences LLC(33)	300,000	—	300,000	—	—	—	—	—
Entities affiliated with Driehaus Capital Management LLC(34)	1,510,000	115,000	750,000	—	760,000	*	115,000	*
Thomas Jefferson University(35)	50,000	—	50,000	—	—	—	—	—
Entities affiliated with Mubadala Investment Company PJSC(36)	7,500,000	—	7,500,000	—	—	—	—	—
Entities affiliated with Nextech Invest Ltd(37)	650,000	—	650,000	—	—	—	—	—
Entities affiliated with Kaiser Permanente Group Trust(38)	1,000,000	—	1,000,000	—	—	—	—	—
Eli Casdin(39)	56,297,042	8,110,001	56,297,042	8,110,001	—	—	—	—
Alexis Borisy(40)	21,004,499	—	21,004,499	—	—	—	—	—
Melanie Nallicheri(41)	11,411,392	—	11,411,392	—	—	—	—	—
Jami Rubin(42)	2,194,500	—	2,194,500	—	—	—	—	—
Eric Hedrick(43)	752,399	—	752,399	—	—	—	—	—
Sandra Horning(44)	783,750	—	783,750	—	—	—	—	—
Clive Meanwell(45)	313,500	—	313,500	—	—	—	—	—
Paul Berns(46)	627,000	—	627,000	—	—	—	—	—
Amy Abernethy(47)	200,000	—	200,000	—	—	—	—	—
Christian Henry(48)	191,666	166,666	191,666	166,666	—	—	—	—
Kwame Owusu-Kesse(49)	108,334	83,334	108,334	83,334	—	—	—	—
Chad Robins(50)	191,666	166,666	191,666	166,666	—	—	—	—
Harlan Robins(51)	191,666	166,666	191,666	166,666	—	—	—	—
CMLS Holdings III LLC(52)	16,769,373	8,110,001	16,769,373	8,110,001	—	—	—	—

*
Less than one percent.

(1)
Consists of: (a) 433,699 shares of Common Stock purchased by Variable insurance Products Funds: VIP Growth Portfolio (VIPF), (b) 334,595 shares of Common Stock purchased by Fidelity Capital Trust: Fidelity Capital Appreciation Fund (FCT), (c) 168,650 shares of Common Stock purchased by Fidelity Hastings Street Trust: Fidelity Growth Discovery Fund (FHST), (d) 243,811 shares of Common Stock purchased by Fidelity Advisor Series I: Fidelity Advisor Equity Growth Fund (FASI), (e) 57,568 shares of Common Stock purchased by Fidelity Advisor Series I: Fidelity Advisor Series Equity Growth Fund (FASI-S), (f) 11,677 shares of Common Stock purchased by Variable Insurance Products Fund III: VIP Dynamic Capital Appreciation Portfolio (VIPFIII), (g) 200,000 shares of Common Stock purchased by Fidelity Select Portfolios: Pharmaceuticals Portfolio (FSP), (g) 317,348 shares of Common Stock purchased by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund (FMVST-S), (h) 1,909,638 shares of Common Stock purchased by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund (FMVST), (i) 2,260,822 shares of Common Stock purchased by Fidelity Growth Company Commingled Pool (FGCCP), and (j) 512,192 shares of Common Stock purchased by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund (FMVST-K6 and, together with VIPF, FCT, FHST, FASI, FASI-S, VIPFIII, FSP, FMVST-S, FMVST, and FGCCP, the Fidelity Entities) in the PIPE Financing. The Fidelity entities are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the foregoing entities and individuals is 245 Summer Street, Boston, MA 02205.

(2)
Consists of: (a) 3,894,800 shares of Common Stock purchased by Corvex Select Equity Master Fund LP, (b) 1,250,000 Shares of Common Stock purchased by JS Capital LLC and (c) 105,200 shares of Common Stock purchased by Corvex Dynamic Equity Select Master Fund LP, in the PIPE Financing. Such investment funds are advised by Corvex Management LP which may be deemed to beneficially own such shares. Keith Meister is the Managing Partner of Corvex Management LP and may be deemed to beneficially own the shares held by such investment funds by virtue of Mr. Meister’s control of the general partner of Corvex Management LP. The address of Corvex Select Equity Master Fund and Corvex Dynamic Equity Select Master Fund LP are as follows: c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

(3)
Consists of (a) 17,500,000 shares of Common Stock purchased by Chimetech Holding Ltd. in the PIPE Financing (b) and 2,250,000 shares of Common Stock held by Chimetech Holding Ltd. The address of Chimetech Holding Ltd is Office 2548, Level 24, Al Sila Tower, ADGM Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(4)
Consists of: (a) 91,940 shares of Common Stock purchased by Biotechnology Value Trading Fund OS, LP (BVTF), (b) 582,147 shares of Common Stock purchased by Biotechnology Value Fund II, LP (BVFII), (c) 798,659 shares of Common Stock purchased by Biotechnology Value Fund, LP (BVF) and (d) 27,254 shares of Common Stock purchased by MSI BVF SPV LLC (MSI, and together with BVTF, BVFII and BVF, the BVF Entities), in the PIPE Financing. The BVF Entities each directly hold the shares that they purchased. BVF I GP LLC is the general partner of BVF; BVF GP Holdings LLC is the sole member of BVF I GP LLC; BVF Partners OS Ltd is the general partner of

BVTF; BVF II GP LLC is the general partner of BVFII, and BVF GP Holdings LLC as sole member of BVF II GP LLC. BVF Partners LP as investment manager of each of BVTF, BVFII, BVF and MSI. BVF Inc. as general partner of BVF Partners LP, and Mark Lampert as director and officer of BVF Inc. may be deemed to share voting and dispositive power with respect to the shares held by the BVF Entities. Each of the entities and individuals mentioned, other than the BVF Entities, disclaims beneficial ownership of the shares beneficially owned by the BVF Entities, as applicable. The address of each of the forgoing entities and individuals is 44 Montgomery St, 40th Floor, San Francisco, CA 94104.
(5)
Consists of 500,000 shares of Common Stock purchased in the PIPE Financing by and held directly by California Physicians’ Service d/b/a Blue Shield of California (Blue Shield CA). Michael Ellis, Esq. has power to vote and/or power to dispose of the securities held by Blue Shield CA. This disclosure shall not be construed as an admission that Mr. Griffin is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The address of Blue Shield CA is 601 12th Street, Oakland, CA 94607.

(6)
Consists of: (a) 25,000 shares of Common Stock purchased by Arboretum Ventures V, L.P., and (b) 25,000 shares of Common Stock purchased by Arboretum Ventures IV, LP., in the PIPE Financing. Arboretum Investment Manager IV, LLC (AIM IV) is the general partner of Arboretum Ventures IV, LP (AV IV) and Arboretum Investment Manager V, LLC (AIM V) is the general partner of Arboretum Ventures V, LP (AV V). Jan L. Garfinkle, Timothy B. Petersen and Paul McCreadie are the managing members of AIM IV and AIM V and share voting and dispositive power with respect to the shares held by AV IV and AV V. Ms. Garfinkle, Messrs. Petersen and McCreadie disclaim beneficial ownership of the shares held by AV IV and AV V, except to the extent of their pecuniary interest therein. The address of the principal place of business of each of the entities and individuals is 303 Detroit Street, Suite 301, Ann Arbor, Michigan 48104.

(7)
Consists of 2,000,000 shares of Common Stock purchased in the PIPE Financing and held directly by Ziff Capital Healthcare Ventures-QHEQ, LLC (Ziff). Dirk Ziff has power to vote and/or power to dispose of the securities held by Ziff. Mr. Ziff disclaims beneficial ownership of the shares held by Ziff. The address of Ziff is 285 Madison Avenue, 20th Floor, New York, NY 10017.

(8)
Consists of 3,000,000 shares of Common Stock purchased in the PIPE Financing and held directly WuXi Biologics Healthcare Venture. The address of WuXi Biologics Healthcare Venture is 26-B, Building 46, No. 299, Fute Zhong Road, Pudong, Shanghai, China.

(9)
Consists of: (a) 884,467 shares of Common Stock purchased by T. Rowe Price Health Sciences Fund, Inc., (b) 75,661 shares of Common Stock purchased by TD Mutual Funds — TD Health Sciences Fund, and (c) 39,872 shares of Common Stock purchased by T. Rowe Price Health Sciences Portfolio, in the PIPE Financing. The address of the principal place of business of each of the entities and individuals is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(10)
Consists of 171,750 shares of Common Stock purchased in the PIPE Financing and held directly by Naya 1740 Fund Limited. The address of Naya 1740 Fund Limited is 103 Mount Street, London, W1K 2TJ, United Kingdom.

(11)
Consists of 188,750 shares of Common Stock purchased in the PIPE Financing and held directly by Quantum Partners LP. The address of Quantum Partners LP is 103 Mount Street, London, W1K 2TJ, United Kingdom.

(12)
Consists of 271,000 shares of Common Stock purchased in the PIPE Financing and held directly held by Nayawood LP. The address of Nayawood LP is 103 Mount Street, London, W1K 2TJ, United Kingdom.

(13)
Consists of 1,390,000 shares of Common Stock purchased in the PIPE Financing and held directly held by Naya Master Fund LP. The address of Naya Master Fund LP is 103 Mount Street, London, W1K 2TJ, United Kingdom.

(14)
Consists of 478,500 shares of Common Stock purchased in the PIPE Financing and held directly by Naya Coldwater Master Fund Limited. The address of Naya Coldwater Master Fund Limited is 103 Mount Street, London, W1K 2TJ, United Kingdom.

(15)
Consists of: (a) 1,291,400 shares of Common Stock purchased by Franklin Templeton Investment

Funds — Franklin Biotechnology Discovery Fund (FTIF) and (b) 708,600 shares of Common Stock purchased by Franklin Strategic Series — Franklin Biotechnology Discovery Fund (FSS, and together with FTIF, the Franklin Templeton Entities), in the PIPE Financing. Evan McCulloh has power to vote and/or power to dispose of the securities held by the Franklin Templeton Entities as the Vice President of Franklin Advisors, Inc., the investment manager of the Franklin Templeton Entities and disclaims beneficial ownership of the shares held by the Franklin Templeton Entities. The address of each of the entities and individuals is One Franklin Parkway, San Mateo, CA 94403.
(16)
Consists of: (a) 1,782,857 shares of Common Stock purchased by Bain Capital Life Sciences Fund II, L.P. (BCLS II) and (b) 217,143 shares of Common Stock purchased by BCIP Life Sciences Associates, LP, respectively (BCIPLS and, together with BCLS II, the Bain Capital Life Science Entities), in the PIPE Financing. Bain Capital Life Sciences Investors, LLC (BCLSI) is the manager of the general partner of BCLS II and governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, BCLSI may be deemed to share voting and dispositive power over the shares held by BCLS II and BCIPLS. The address of each of BCLSI, BCLS II and BCIPLS is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

(17)
Consists of 3,000,000 shares of Common Stock purchased in the PIPE Financing and held directly ALJ Health Care & Life Sciences Direct Investment Company Limited (ALJ). Sidhesh Kaul has power to vote and/or power to dispose of the securities held by the ALJ as the Director of ALJ and disclaims beneficial ownership of the shares held by the ALJ. The address of each of the entities and individuals is 15 Esplanade, St. Helier, Jersey, JE1 1 RB, UAE.

(18)
Consists of 300,000 shares of Common Stock purchased in the PIPE Financing and held directly by TBC 222, LLC. Matthew Sidman has power to vote and/or power to dispose of the securities held by TBC 222, LLC as the Director of TBC 222, LLC and disclaims beneficial ownership of the shares held by TBC 222, LLC. The address of each of the entity and individual is 8 Newbury Street, 5th Floor, Boston, MA 02116.

(19)
Consists of 1,000,000 shares of Common Stock purchased by Rock Springs Capital Master Fund, LP, in the PIPE Financing. Rock Springs Capital Management LP, the investment advisor to Rock Springs Capital Master Fund LP, Rock Springs General Partner LLC, the general partner of Rock Springs Capital Master Fund LP, and each of Kris Jenner, Mark Bussard and Graham McPhail, the ultimate owners and control persons of each of Rock Springs Capital Management LP and Rock Springs General Partner LLC. None of Kris Jenner, Mark Bussard nor Graham McPhail have beneficial ownership of the shares held by Rock Springs Capital Management LP. The principal business address of each of the foregoing persons is 650 South Exeter Street, Suite 1070, Baltimore, MD 21202.

(20)
Consists of: (a) 114,500 shares of Common Stock purchased by Avidity Capital Fund II LP, (b) 94,300 shares of Common Stock purchased by Avidity Capital HL Sub Fund III LLC and (c) 791,200 shares of Common Stock purchased by Avidity Master Fund LP, in the PIPE Financing. Avidity Master Fund LP, or Avidity Master, is a Cayman exempted limited partnership, Avidity Capital Fund II LP, or Avidity II, is a Delaware limited partnership, and Avidity Capital HL Sub Fund III LLC, or Avidity III, is a Delaware limited liability company. Avidity Master, Avidity II and Avidity III are collectively referred to as the Avidity entities. The general partner of each of the Avidity entities is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP, is the investment manager of the Avidity entities. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Each of the entities and individuals referenced in this paragraph may be deemed to beneficially own the shares held by the Avidity entities. Certain affiliates of the Avidity entities, which are not Selling Securityholders, may also own shares. The address of the selling securityholder is 2828 N. Harwood Street, Suite 1220, Dallas, TX 75201.

(21)
Consists of 200,000 shares of Common Stock purchased in the PIPE Financing and held directly by Intermountain Ventures Fund, LLC. The address of Intermountain Ventures Fund, LLC is 36 South State Street, Suite 2200, Salt Lake City, UT 84111.

(22)
Consists of 4,000,000 shares of Common Stock purchased in the PIPE Financing by Invus Public Equities, L.P. (Invus PE). Invus Public Equities Advisors, LLC (Invus PE Advisors) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the shares held by Invus PE. Artal Treasury Limited (Artal Treasury) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Artal International S.C.A. (Artal International) through its Geneva branch, is the sole stockholder of Artal Treasury and may be deemed to beneficially own the shares that Artal Treasury may be deemed to beneficially own. Artal International Management S.A. (Artal International Management), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A. (Artal Group), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A. (Westend), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the Stichting), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. As of the date of this prospectus, Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The principal business address of Invus PE is 750 Lexington Ave, 30th Floor, New York, NY 10022.

(23)
Consists of 750,000 shares of Common Stock purchased in the PIPE Financing and are directly owned by LYFE Capital Fund III (Phoenix), L.P. LYFE Capital Management (Phoenix) LLC is the general partner of LYFE Capital Fund III (Phoenix), L.P. Mr. Yao Li Ho is the sole member of LYFE Capital Management (Phoenix) LLC and has the voting and investment power with respect to all of the shares held by LYFE Capital Fund III (Phoenix), L.P. The address of the foregoing entities is 3000 Sand Hill Road, 2-130 Menlo Park, CA 94025.

(24)
Includes (i) 18,167,688 shares of Common Stock held of record by ARCH Venture Fund X, L.P. (ARCH X) and (ii) 18,167,687 shares of Common Stock held of record by ARCH Venture Fund X Overage, L.P. (ARCH X Overage). ARCH Venture Partners X, L.P. (AVP X LP) is the sole general partner of ARCH X. ARCH Venture Partners X Overage, L.P. (AVP X Overage LP) is the sole general partner of ARCH X Overage. ARCH Venture Partners X, LLC (AVP X LLC), is the sole general partner of each of AVP X LP and AVP X Overage LP. As members of the investment committee of AVP X LLC, each of Keith Crandell, Kristina Burow, Steven Gillis and Robert Nelsen (the Committee Members) may also be deemed to share the power to direct the disposition and vote of the ARCH X and ARCH X Overage shares. AVP X LP and AVP X Overage LP may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, respectively, AVP X LLC may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, and each of the Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by ARCH X and ARCH X Overage. AVP X LP, AVP X Overage LP, AVP X LLC, and the Committee Members each disclaim beneficial ownership, except, in each case, to the extent of any pecuniary interest therein. The principal business address of ARCH X, ARCH X Overage, AVP X LP, AVP X Overage LP, AVP X LLC and the Committee Members is 8755 Higgins Road, Suite 1025, Chicago, IL 60631.

(25)
Reflects shares of Common Stock held of record directly by GV 2019, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to share the power to vote or dispose of the shares held directly by GV 2019, L.P. The principal business address of GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(26)
Consists of (a) newly registered shares pursuant to this registration statement, which are: (i) 17,438,465 shares of Common Stock held of record by AH Bio Fund II, L.P., for itself and as nominee for AH Bio Fund II-B, L.P. (collectively, the “AH Bio Fund II Entities”), (ii) 19,192,015 shares of Common Stock held of record by AH Bio Fund III, L.P., for itself and as nominee for AH Bio Fund III-B, L.P. and AH Bio Fund III-Q, L.P. (collectively, the “AH Bio Fund III Entities”), (iii) 11,433,677 shares of Common Stock held of record by Andreessen Horowitz LSV Fund I, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund I-B, L.P. and Andreessen Horowitz LSV Fund I-Q, L.P. (collectively, the “AH LSV Fund I Entities”); and (b) 5,000,000 previously registered shares of Common Stock issued in the PIPE Investment and held by the Andreessen Horowitz LSV Fund II, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P. (collectively, the “AH LSV II Fund Entities”). AH Equity Partners Bio II, L.L.C. (“AH EP Bio II”), the general partner of the AH Bio Fund II Entities may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund II Entities. AH Equity Partners Bio III, L.L.C. (“AH EP Bio III”), the general partner of the AH Bio Fund III Entities may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund III Entities. AH Equity Partners LSV I, L.L.C. (“AH EP LSV I”), the general partner of the AH LSV Fund I Entities may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund I Entities. AH Equity Partners LSV II, L.L.C. (“AH EP LSV II”), the general partner of the AH LSV Fund II Entities may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund II Entities. The managing members of each of AH EP Bio II, AH EP Bio III, AH EP LSV I and AH EP LSV II are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Bio Fund II Entities, the AH Bio Fund III Entities,the AH LSV Fund I Entities and the AH LSV II Fund Entities. All indirect holders of the shares, including Messrs. Conde (a Director of EQRx, Inc.), Andreessen and Horowitz, disclaim beneficial ownership of such shares except to the extent of his, its or their pecuniary interest therein, if any. Shares held by each of these entities include shares that may be subsequently sold by each of Messrs. Andreessen, Horowitz and Conde, following in-kind distributions of shares by these entities. The address for the persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(27)
Consists of 1,500,000 shares of Common Stock purchased in the PIPE Financing and held directly by Napean Trading and Investment Company (Singapore) Private Limited. Mr. Azim Hasham Premji, has the power to vote or dispose of the securities. The address of Napean Trading and Investment Company (Singapore) Private Limited is DEFU INDUSTRIAL ESTATE, 29 DEFU LANE 9, Postal 539269, Singapore.

(28)
Consists of 500,000 shares of Common Stock purchased in the PIPE Financing and held directly by MMF LT, LLC. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of our shares that are held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(29)
The shares reported under “Number of Shares of Common Stock Owned Prior to Offering” consists of the following shares of Common Stock held by Soros Capital LP (Soros): (a) 750,000 shares of Common Stock purchased in the PIPE Financing, (b) 210,960 shares of Common Stock purchased in the open market and (c) 373,356 shares of Common Stock underlying the warrants. The warrants reported under “Warrants Owned Prior to Offering” consist of 373,356 warrants purchased by Soros. The shares reported under “Number of Shares of Common Stock Being Offered” consists of 750,000 shares of Common Stock purchased by Soros through the PIPE Financing. As the general partner of Soros Capital LP, Soros Capital GP LLC (GP) may be deemed to have shared power to vote or direct the vote and to dispose or to direct the disposition of the shares held by Soros Capital LP. As the sole and managing member of GP, Soros Capital Holdco LLC may for similar reasons be deemed to have control. As the investment advisor of Soros Capital LP, Soros Capital Management LLC may for similar reasons be deemed to have control. As the managing member of Soros Capital Holdco LLC, Robert Soros may for similar reasons be deemed to have control. The address of each of the foregoing entities and individuals is c/o Soros Capital Management LLC, 250, West 55th Street, New York, NY 10019.

(30)
Consists of 750,000 shares of Common Stock purchased in the PIPE Financing and held directly by President and Fellows of Harvard College (Harvard), a Massachusetts corporation. Harvard has delegated investment authority over the securities being registered for resale to Harvard Management Company Inc. Narv Narvekar, Chief Executive Officer of Harvard Management Company Inc., located at 600 Atlantic Ave, Boston, MA 02210, may be deemed to have voting and investment power over the securities held by Harvard Management Private Equity Corporation.

(31)
Consists of (a) 41,250,000 shares of Common Stock purchased in the PIPE Financing and held directly by SB Northstar LP (the SB Fund), (b) 1,926,600 shares of Common Stock purchased in the open market and held by the SB Fund and (c) 800,000 shares of Common Stock underlying warrants purchased in the open market and held by the SB Fund. SB Management Limited is the investment manager of SB Northstar LP and as such may be deemed to have voting and investment power over the securities held by SB Northstar LP. SB Management Limited is owned by Softbank Group Corp. The principal business address of SB Northstar LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(32)
Consists of 1,000,000 shares of Common Stock purchased in the PIPE Financing and held directly by Boxer Capital, LLC. Boxer Asset Management, Inc. and Joseph Lewis hold shared voting and dispositive power over the shares held by Boxer Capital, LLC. Each individual and entity above disclaims beneficial ownership over the shares owned by Boxer Capital except to the extent of its or their pecuniary interest therein. The address is of Boxer Asset Management, Inc. and Joseph Lewis is c/o Cay House, EP Taylor Drive, N7776 Lyford Cay, New Providence, Bahamas.

(33)
Consists of 300,000 shares of Common Stock purchased in the PIPE Financing and held directly by Verily Life Sciences LLC. XXVI Holdings Inc., the managing member of Verily Life Sciences LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc. may each be deemed to have sole voting and dispositive power with respect to these shares. Each of XXVI Holdings Inc., and Alphabet Inc. disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(34)
Consists of (i) the following shares of Common Stock purchased in the PIPE Financing: (a) 446,038 shares of Common Stock purchased by Destinations Multi-Strategy Alternatives Fund, a series of Brinker Capital Destinations Trust (Brinker), (b) 153,962 shares of Common Stock purchased by Driehaus Event Driven Fund, a series of Driehaus Mutual Funds (DEVDX) and (c) 150,000 shares of Common Stock purchased by Driehaus Life Sciences Master Fund, L.P. (DLSMF and together with Brinker and DMF, the Driehaus Entities) and (ii) the following shares of Common Stock and/or warrants purchased in the open market: (a) 411,600 shares of Common Stock and 88,320 warrants purchased by Brinker, (b) 133,400 shares of Common Stock and 26,680 warrants purchased by DEVDX and (c) 100,000 shares of Common Stock purchased by DLSMF. Driehaus Capital Management LLC is the investment adviser of the Driehaus Entities. Michael Caldwell is a portfolio manager of the Driehaus Capital Management LLC and Alex Munns is the assistant portfolio manager of Driehaus Capital Management LLC, and may be deemed to have investment discretion and voting power over the shares held by the Driehaus Entities. Each of Michael Caldwell and Alex Munns disclaims beneficial ownership of these shares. The address of the foregoing entities is 25 E. Erie St., Chicago, IL 60611.

(35)
Consists of 50,000 shares of Common Stock purchased in the PIPE Financing, and held directly by Thomas Jefferson University, Alfred Salvato is the SVP Finance and Chief Investment Officer of Thomas Jefferson University and may be deemed to have investment discretion and voting power over the shares held by the Thomas Jefferson University. The address of the foregoing entities is 1101 Market St, 20th Fl., Philadelphia, PA 19107.

(36)
Consists of(a) 2,500,000 shares of Common Stock purchased by MIC Capital Management 78 RSC Limited (MIC), (b) 2,500,000 shares of Common Stock purchased by Thirty Fifth Investment Company LLC (35th) and (c) 2,500,000 shares of Common Stock purchased by MIC CAPITAL PARTNERS (PUBLIC) PARALLEL CAYMAN, L.P. (MIC Cayman and together with MIC and 35th, the Mubadala Entities), in the PIPE Financing. MIC Capital Management UK LLP (MIC UK) is the investment manager of MIC Cayman and may be deemed to have investment discretion and voting power over the shares held by MIC Cayman. The address of the Mubadala Entities is 22nd Floor, Al Sila Tower, AD Global Market, Al Maryah Island, Abu Dhabi, UAE.

(37)
Consists of: (a) 411,309 shares of Common Stock purchased by Nextech V Oncology S.C.S, SICAV-SIF (Nextech V) and (b) 238,691 shares of Common Stock purchased by Nextech VI Oncology SCSp (Nextech VI, and together with Nextech V, the Nextech Entities), in the PIPE Financing. The address of the Nextech Entities is 8 rue Lou Hemmer, L-1748 Senningerberg, Grand Duchy of Luxembourg.

(38)
Consists of: (a) 350,000 shares of Common Stock purchased by Kaiser Foundation Hospitals (KFH) and (b) 650,000 shares of Common Stock purchased by Kaiser Permanente Group Trust (GPGT and together with KFH, the Kaiser Entities), in the PIPE Financing. The address for the Kaiser Entities is One Kaiser Plaza, The Ordway Building, Oakland, California 94612.

(39)
Consists of (a) 5,000,000 shares of Common Stock purchased in the PIPE Financing by Casdin Partners Master Fund, L.P., (b) 43,187,041 shares of Common Stock and (c) 8,110,001 shares of Common Stock underlying warrants held otherwise as detailed below. The shares held by Casdin Partners Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, L.P., (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund L.P., and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Of the 43,187,041 shares of Common Stock and 8,110,001 warrants held otherwise, CMLS Holdings III LLC is the record holder of the 8,659,372 shares of Common Stock and 8,110,001 warrants reported herein. The Board of Managers of CMLS Holdings III LLC is comprised of Eli Casdin and Keith Meister who share voting and investment discretion with respect to the securities held of record by CMLS Holdings III LLC. Each of Messrs. Casdin and Meister disclaims beneficial ownership of these securities except to the extent of their respective pecuniary interest therein. Of the remaining 34,527,669 shares of Common Stock (i) 25,214,933 shares are held of record by Casdin Partners Master Fund, L.P. (CPMF), (ii) 3,824,572 are held of record by Casdin Venture Opportunities Fund, L.P. (CVOF) and (iii) 5,488,164 are held of record by Casdin Private Growth Equity Fund L.P. (CPGEF, and together with CPMF and CVOF, the Casdin Funds). The shares held by the Casdin Funds may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to the Casdin Funds, (ii) Casdin Partners GP, LLC, the general partner of the Casdin Funds and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. The shares held by Casdin Partners GP, LLC may be deemed to be indirectly beneficially owned by Eli Casdin, a former director of EQRx, Inc. and of CMLS III, and the managing member of Casdin Partners GP, LLC. The address for the Casdin entities noted herein is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.

(40)
Consists of 18,810,000 shares of Common Stock received in the Business Combination and 2,194,499 shares of Common Stock issuable upon exercise of options assumed in the Business Combination held by Mr. Borisy. Mr. Borisy is a director and the Executive Chairman of the Board of Directors of EQRx, Inc.

(41)
Consists of 9,530,394 shares of Common Stock received in the Business Combination and 1,880,998 shares of Common Stock issuable upon exercise of options assumed in the Business Combination held by Ms. Nallicheri. Ms. Nallicheri is the President and Chief Executive Officer, and a director of EQRx, Inc.

(42)
Consists of 2,194,500 shares of Common Stock received in the Business Combination held by Ms. Rubin. Ms. Rubin is the Chief Financial Officer of EQRx, Inc.

(43)
Consists of 627,000 shares of Common Stock received in the Business Combination and 125,399 shares of Common Stock issuable upon exercise of options assumed in the Business Combination held by Mr. Hedrick. Mr. Hedrick is the Chief Physician Executive of EQRx, Inc.

(44)
Consists of 470,250 shares of Common Stock received in the Business Combination and 313,500 shares of Common Stock issuable upon exercise of options assumed in the Business Combination held by Ms. Horning. Ms. Horning is a director of EQRx, Inc.

(45)
Consists of 313,500 shares of Common Stock issuable upon exercise of options assumed in the Business Combination held by Mr. Meanwell. Mr. Meanwell is a Director of EQRx, Inc.

(46)
Consists of 627,000 shares of Common Stock received in the Business Combination held by Mr. Berns. Paul Berns is a Director of EQRx, Inc.

(47)
Consists of 200,000 shares of Common Stock held by Dr. Amy Abernethy. Dr. Abernethy was a Director of CM Life Sciencess III Inc. prior to the Business Combination and is a Director of EQRx, Inc.

(48)
Consists of 25,000 shares of Common Stock and 166,666 shares of Common Stock issuable upon exercise of warrants held by Mr. Christian Henry. Mr. Henry was previously a Director of CM Life Sciences III Inc., prior to the Business Combination. The address for Mr. Henry is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

(49)
Consists of 25,000 shares of Common Stock and 83,334 shares of Common Stock issuable upon exercise of warrants held by Mr. Kwame Owusu-Kesse. Mr. Owusu-Kesse was previously a Director of CM Life Sciences III Inc., prior to the Business Combination. The address for Mr. Owusu-Kesse is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

(50)
Consists of 25,000 shares of Common Stock and 166,666 shares of Common Stock issuable upon exercise of warrants held by Mr. Chad Robins. Mr. Robins was previously a Director of CM Life Sciences III Inc., prior to the Business Combination. The address for Mr. Chad Robins is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

(51)
Consists of 25,000 shares of Common Stock and 166,666 shares of Common Stock issuable upon exercise of warrants held by Dr. Harlan Robins. Dr. Robins was previously a Director of CM Life Sciences III Inc., prior to the Business Combination. The address for Mr. Harlan Robins is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

(52)
Consists of 8,659,372 shares of Common Stock and 8,110,001 shares of Common Stock issuable upon exercise of warrants held by CMLS Holding III LLC. The Board of Managers of CMLS Holdings III LLC is comprised of Eli Casdin and Keith Meister who share voting and investment discretion with respect to the securities held of record by CMLS Holdings III LLC. Each of Messrs. Casdin and Meister disclaims beneficial ownership of these securities except to the extent of their respective pecuniary interest therein. The address for CMLS Holdings III LLC is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.

Material Relationships with the Selling Securityholders
The selling securityholders include the Sponsor, certain of our principal stockholders and certain of our current and former directors and executive officers, and the affiliates of the foregoing. For a description of our relationships with such Selling Securityholders and their affiliates see the sections of our Annual Report on Form 10-K filed with the SEC on February 23, 2023, entitled “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and our subsequent SEC filings incorporated by reference into this prospectus.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein and the applicable provisions of the DGCL in their entirety for a complete description of the rights and preferences of our securities.
Certificate of Incorporation
Authorized Stock
The Certificate of Incorporation authorizes two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that we have authority to issue is 1,252,000,000. The total number of shares of Common Stock that we are authorized to issue is 1,250,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that we are authorized to issue is 2,000,000, having a par value of $0.0001 per share.
Common Stock
The Certificate of Incorporation provides that the Common Stock has the following rights, powers, preferences and privileges.
General
The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board and outstanding from time to time.
Voting Power
Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, is entitled to vote on each matter submitted to a vote of stockholders and is entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, are not entitled to vote on any amendment to Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.
Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Dividends
Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, are entitled to the payment of dividends on the Common Stock when, as and if declared by the Board in accordance with applicable law.
Liquidation
Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, our funds and assets that may be legally distributed to our stockholders will be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
Transfer Rights
Subject to applicable law and the transfer restrictions set forth in Article VII of the Bylaws, shares of Common Stock and the rights and obligations associated therewith are fully transferable to any transferee.
Preferred Stock
Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board as hereinafter provided.
Authority is expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a Certificate of Designation), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series is superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and the Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock will be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Certificate of Incorporation (including any Certificate of Designation).
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Warrants
Public Warrants
Our Public Warrants are the warrants underlying the units we issued in our IPO. Each whole Public Warrant now entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time. Pursuant to that certain Warrant Agreement, dated April 6, 2021, between our company and Continental Stock Transfer & Trust Company, as the warrant agent (the Warrant Agreement), a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing Public Warrants in multiples of three will not obtain value from the fractional interest that will not be issued. Only whole Public Warrants will trade. The Public Warrants will expire December 17, 2026 (i.e., five years after the completion of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.
We have registered under the Securities Act the issuance of shares of Common Stock upon exercise of the Public Warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $18.00 — We may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before sending the notice of redemption to warrant holders.

If and when the Warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $10.00 — Once the Warrants become exercisable, we may redeem the outstanding Warrants:
•
in whole and not in part;

•
at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;

•
if, and only if, the closing price of the Common Stock equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending three trading days before we send notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The private placement warrants are identical to the Public Warrants underlying the units sold in the IPO, except that (1) the private placement warrants and the Common Stock issuable upon the exercise of the private placement warrants were not transferable, assignable or able to be sold until 30 days after the completion of the Business Combination, subject to certain limited exceptions, (2) the private placement warrants are exercisable on a cashless basis, (3) the private placement warrants are non-redeemable (except as described above in “Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $10.00”) so long as they are held by the initial purchasers or their permitted transferees, and (4) the holders of the private placement warrants and the Common Stock issuable upon the exercise of the private placement warrants have certain registration rights. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise.   If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” means the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one minus the quotient of (a) the price per share of Common Stock paid in such rights offering divided by (b) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of

Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (i) as described above or (ii) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders or as a result of the repurchase of shares of Common Stock by us if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.
The Public Warrants have been issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Private Placement Warrants
The Sponsor and Mr. Henry, Mr. Robins, Dr. Robins and Mr. Owusu-Kesse purchased an aggregate of 8,693,333 private placement warrants at a price of $1.50 per warrant for an aggregate purchase price of approximately $13,040,000 in a private placement. The private placement warrants (including the Common Stock issuable upon exercise of the private placement warrants) were not be transferable, assignable or salable until 30 days after the completion of the Business Combination. Otherwise, the private placement warrants have terms and provisions that are identical to those of the Warrants sold as part of the units in our IPO, including as to exercisability and exercise period.
Certain Anti-Takeover Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Provisions of the DGCL and the Certificate of Incorporation could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

In addition, the Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:
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There is no cumulative voting with respect to the election of directors.

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Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

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Directors may only be removed from the Board for cause.

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Our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board by successfully engaging in a proxy contest at two or more annual meetings.

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A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

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A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

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Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. Our Board is entitled, without further stockholder approval, to designate one or more series of preferred stock and the associated voting rights, preferences and privileges of such series of preferred stock. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause
The Certificate of Incorporation includes a forum selection clause, which provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:
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derivative action or proceeding brought on our behalf;

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action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of us to us or our stockholders;

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action asserting a claim against us or any director, officer, stockholder, employee or agent of us arising pursuant to any provision of the DGCL, our charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware:

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action to interpret, apply, enforce or determine the validity of our charter or Bylaws; or

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other action asserting a claim against us or any director, officer, stockholder, employee or agent of us that is governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Furthermore, in accordance with the Bylaws, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
In general, Rule 144 of the Securities Act (Rule 144), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 is available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Common Stock or warrants, as applicable, then outstanding; or

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the average weekly reported trading volume of the Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of December 31, 2022, we had 488,549,210 shares of Common Stock outstanding, all of which are freely tradable without restriction or further registration under the Securities Act, except for any shares held by our affiliates. All of the 8,959,372 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of our Common Stock we issued to the PIPE Investors pursuant to the Subscription Agreements are restricted securities for purposes of Rule 144 but we have registered the resale of such shares by the PIPE Investors.
As of the date of this prospectus, there are 19,733,290 Warrants outstanding, consisting of 11,039,957 Public Warrants originally sold as part of the units issued in our IPO and 8,693,333 private placement warrants that we sold to the Sponsor in a private sale concurrently with our IPO. Each warrant is exercisable for one share of our Common Stock, in accordance with the terms of the Warrant Agreement governing the warrants. The Public Warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we filed the Prior Registration Statement covering the 11,039,957 shares of our Common Stock that may be issued upon the exercise of the Public Warrants and agreed to maintain the effectiveness of such registration statement until the expiration of the warrants.
We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights
CMLS Registration Rights
The holders of the Founder Shares, private placement warrants (and any shares of Common Stock issuable upon the exercise of the private placement warrants), and securities that may be issued upon conversion of working capital loans are entitled to registration rights pursuant to the Amended and Restated Registration Rights Agreement. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Amended and Restated Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.
Demand Registration Rights
Following the expiration of the Founder Shares Lock-Up Period, the Private Placement Lock-Up Period the Initial Sponsor Shares Lock-Up Period, the Final Sponsor Shares Lock-Up Period (each as defined in that certain Amendment to Sponsor Letter dated as of August 5, 2021) or any other applicable lock-up period, holders of at least a majority in interest of the then-outstanding number of registrable securities held by the holders or any holder expecting to sell registrable securities yielding aggregate gross proceeds in excess of $50,000,000 may make a written demand for registration of all or part of their registrable securities. We will within five days of our receipt of the demand, notify, in writing all other holders of registrable securities of such demand. Each holder who will want to participate in the registration will notify us, in writing, within five days after the receipt by the holder of the notice from us. Upon receipt by us of any such written notification from a holder(s) to us such holder(s) will be entitled to have their registrable securities included in a registration more than 60 days immediately after our receipt of the demand.
Under no circumstances will we be obligated to effect more than an aggregate of three registrations pursuant to a demand by the existing holders and an aggregate of five registrations pursuant to a demand by the new holders with respect to any or all registrable securities.
Notwithstanding the foregoing, (i) we shall not be required to give effect to a demand from a holder if we have registered registrable securities pursuant to a demand (which has become effective) from such holder in the preceding 120 days, and (ii) our obligations with respect to any demand will be deemed satisfied so long as the registration statement filed includes all of such holder’s registrable securities and is effective.
Piggyback Registration Rights
If we propose to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for our own account or for the account of our stockholders, other than a registration statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to our existing stockholders, (c) for an offering solely of debt that is convertible into equity securities of us, (d) for a dividend reinvestment plan, (e) for any issuances of securities in connection with a transaction involving a merger, consolidation, sale, exchange, issuance, transfer, reorganization or other extraordinary transaction between us or any of our Affiliates and any third party, or (f) filed pursuant to subsection 2.1.1 of the Amended and Restated Registration Rights Agreement, then, we need to notify the holders of registrable securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Initial Sponsor Shares Lock-Up Period, the Final Sponsor Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than 20 days before the anticipated filing date of such registration statement. This notice will offer holders of registrable securities the opportunity to register the sale of registrable securities.

We agreed, in good faith, to cause such registrable securities identified to be included and shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering, if any, to permit the registrable securities so requested to be included on the same terms and conditions as any similar securities of us or stockholder(s) for whose account the registration statement is to be filed and to permit the sale or other disposition of such registrable securities in accordance with the intended method(s) of distribution thereof. All such holders proposing to distribute their registrable securities through an underwritten offering will enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering by us.
Shelf Registration Rights
We filed a registration statement under the Securities Act to permit the public resale of all the registrable securities held by the holders from time to time as permitted by Rule 415 under the Securities Act on the terms and conditions specified in the Amended and Restated Registration Rights Agreement and filed, within 30 days of such time as Form S-3 was available for the registration, this post-effective amendment to the registration statement then in effect, , registering the registrable securities for resale on Form S-3.
We will use our commercially reasonable efforts to cause the registration statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another registration statement is available at all times, for the public resale of all the registrable securities held by the holders until all such registrable securities have ceased to be registrable securities.
PIPE Subscription Agreement
Under the terms of the Subscription Agreements, we filed with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares, and we will use our commercially reasonable efforts to maintain the continuous effectiveness of the registration statement until all such securities cease to be registrable securities or such shorter period upon which each undersigned party with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.
We agreed to provide all customary and commercially reasonable cooperation necessary to enable the holders to resell registrable securities pursuant to the registration statement or Rule 144 under the Securities Act (Rule 144), as applicable, qualify the registrable securities for listing on the primary stock exchange on which our Shares are then listed, update or amend the registration statement as necessary to include registrable securities and provide customary notice to holders of registrable securities.
Public Warrants
Under the terms of the Warrant Agreement pursuant to which the Public Warrants were issued, we filed with the SEC a registration statement for the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the Warrants. We agreed to use our best efforts to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. During any period when we failed to have maintained an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants, holders of the Warrants may exercise such warrants on a “cashless basis” in accordance with the provisions of the Warrant Agreement.
If the Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, (i) require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and (ii) in the event we so elect, we shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, notwithstanding anything in the Warrant Agreement to the contrary, and (y) use our commercially reasonable efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the Public Warrants under applicable blue sky laws to the extent an exemption is not available.

Transfer Agent and Warrant Agent
The transfer agent and registrar for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company A. The transfer agent and registrar and warrant agent’s address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is (212) 509-4000.
Listing of Securities
Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “EQRX” and “EQRXW,” respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of Common Stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would generally be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost for the Common Stock reduced by any prior distributions with respect to such Common Stock that were treated as a return of capital. In the case of any shares of Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of (i) up to 8,693,333 shares of Common Stock that are issuable upon the exercise of the Placement Warrants by the holders thereof and (ii) up to 11,040,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 340,919,633 shares of Common Stock and (ii) up to 8,693,333 Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Common Stock owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of the Selling Securityholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
by pledge to secured debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock or Warrants pursuant to the distribution through a registration statement.
LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of EQRx, Inc. appearing in EQRx, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of EQRx, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.eqrx.com. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus or any prospectus statement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023; and

•
The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on April 5, 2021, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
EQRx, Inc.
50 Hampshire Street
Cambridge, Massachusetts 02139
Telephone: (617) 315-2255
Attention: Corporate Secretary

Up to 340,919,633 Shares of Common Stock
Up to 19,733,333 Shares of Common Stock Issuable Upon Exercise of Warrants
Up to 8,693,333 Warrants

PROSPECTUS

                 , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee		$31,628
Legal fees and expenses		*
Accounting fees and expenses	$	*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on securities offered and the number of issuances and accordingly cannot be defined at this time. A filing fee of $172,289 was paid with the filing of the Prior Registration Statement.

Item 15.   Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, the Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
The Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Bylaws also provide that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.
In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and the Bylaws.
We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.   Exhibits.
The following exhibits are filed with this registration statement or are incorporated herein by reference.
Exhibit	Description
2.1†	Merger Agreement (incorporated by reference to Annex A to the Form S-4 (file No. 333-259054) filed November 30, 2021).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed December 20, 2021).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K filed December 20, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-4 (file No. 333-259054) filed October 29, 2021).
4.2	Warrant Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed April 9, 2021).
5.1**	Opinion of Goodwin Procter LLP.
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed August 5, 2021).
10.2	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed December 20, 2021).

Exhibit	Description
10.3	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed April 9, 2021).
10.4	Private Placement Warrants Purchase Agreement (incorporated by reference to Exhibit 10.4 to the Form 8-K filed April 9, 2021).
23.1**	Consent of Ernst & Young LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page)
107**	Filing Fee Table

**
Filed herewith.

†
The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the Commission) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of February, 2023.
EQRx, INC.
/s/ Melanie Nallicheri

Name: Melanie Nallicheri
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Melanie Nallicheri and Jami Rubin, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Melanie Nallicheri Melanie Nallicheri	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 23, 2023
/s/ Jami Rubin Jami Rubin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2023
/s/ Alexis Borisy Alexis Borisy	Chairman of the Board	February 23, 2023
/s/ Amy Abernethy Amy Abernethy	Director	February 23, 2023
/s/ Paul Berns Paul Berns	Director	February 23, 2023
/s/ Jorge Conde Jorge Conde	Director	February 23, 2023

Signature	Title	Date
/s/ Kathryn Giusti Kathryn Giusti	Director	February 23, 2023
/s/ Sandra Horning Sandra Horning	Director	February 23, 2023
/s/ Clive Meanwell Clive Meanwell	Director	February 23, 2023
/s/ Samuel Merksamer Samuel Merksamer	Director	February 23, 2023
/s/ Krishna Yeshwant Krishna Yeshwant	Director	February 23, 2023